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                                                                    EXHIBIT 99.4

                             D.F. KING & CO., INC.

                                77 WATER STREET
                            NEW YORK, NEW YORK 10005
                            (212) 269-5550 (COLLECT)
                           (800) 207-2872 (TOLL FREE)

               OFFER BY PACIFIC GULF PROPERTIES INC. TO EXCHANGE
                          UP TO ALL OF ITS OUTSTANDING
              8.375% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001
                   ($56,506,000 PRINCIPAL AMOUNT OUTSTANDING)
                         FOR SHARES OF ITS COMMON STOCK

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 NEW YORK CITY TIME, ON
                                                 ,
     1996 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE"). DEBENTURES
      TENDERED MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                          , 1996
To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

     We have been appointed by Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), to act as Information Agent in connection with the Company's offer (the "Exchange Offer"), upon the terms and subject to the
conditions set forth in the Prospectus dated October   , 1996 (the "Prospectus")
and the accompanying Letter of Transmittal (the "Letter of Transmittal") enclosed herewith, to exchange not greater than 58 and not less than 55 shares of its Common Stock, $.01 par value per share (the "Common Stock"), for each $1,000 in principal amount of its 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures"). An aggregate principal amount of $56,506,000 of Debentures is outstanding. The Exchange Offer is conditioned on the receipt by the Company, on or prior to the Expiration Date, of the tender of at least $37,672,550 in aggregate principal amount of outstanding Debentures, representing at least 66.67% of the principal amount of all outstanding Debentures; however, the Company may waive this condition.

     For your information, and for forwarding to your clients for whom you hold Debentures registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used by holders of Debentures who wish to tender their Debentures and (i) whose Debentures are not immediately available or (ii) who cannot deliver their Debentures or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date;

          4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

          5. A form of letter that may be sent to your clients for whose accounts you hold the Debentures registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          6. A return envelope addressed to Harris Trust Company of California, as Exchange Agent (the "Exchange Agent").

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     LETTERS OF TRANSMITTAL AND THE DEBENTURE CERTIFICATES MUST ONLY BE SENT TO THE EXCHANGE AGENT. DO NOT SEND ANY OF THESE MATERIALS TO THE COMPANY OR THE INFORMATION AGENT (AS DEFINED ABOVE).

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Debentures pursuant to the Exchange Offer. The Company will reimburse brokers, dealers, commercial banks and trust companies for customary handling and mailing expenses incurred in forwarding the Exchange Offer materials to their customers. The Company will pay or cause to be paid all transfer taxes, if any, with respect to the transfer of any shares of the Company's Common Stock pursuant to the Exchange Offer, except as otherwise provided in the Instructions to the Letter of Transmittal.
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     Questions and requests for assistance or for additional copies of the enclosed materials should be addressed to the Information Agent, D.F. King & Co., Inc., at its address and telephone number set forth above.

                                         Very truly yours,

                                         D.F. KING & CO., INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU THE AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENTS OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS CONTAINED THEREIN.